UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2012

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

22 Sylvan Way Parsippany, NJ		07054
(Address of Principal Executive Office)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (973) 753-6000

None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, Wyndham Worldwide Corporation (the “Company”) entered into Amendment No. 1 to Employment Agreement with Thomas G. Conforti, Executive Vice President and Chief Financial Officer. The amendment is effective May 11, 2012 and extends the term of Mr. Conforti’s employment from the current termination date of September 8, 2012 to September 8, 2015. The amendment also includes a provision for purposes of compliance with Section 409A of the Internal Revenue Code and the regulations thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Declassification Amendments

At the 2012 Annual Meeting of Shareholders held on May 10, 2012 (“2012 Annual Meeting”), the Company’s shareholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”). Pursuant to the amendments, commencing with the 2013 annual meeting, Directors will be elected annually for terms expiring at the next succeeding annual meeting. Those Directors previously elected to three-year terms will complete their three-year terms. Beginning at the 2015 annual meeting, the declassification of the Board of Directors (“Board”) will be complete, at which time all Directors will be subject to annual election. The amendments also provide, consistent with Delaware law, that Directors may be removed without cause, except that Directors serving the remainder of a three-year term may be removed only for cause, in each case in accordance with the specified vote requirement. Newly-created Board seats will continue to be allocated to the classes until the 2015 annual meeting, and Directors appointed to fill newly-created Board seats or vacancies will hold office for a term that coincides with the remaining term of the relevant class. The amendments became effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State on May 10, 2012 (the “Certificate of Amendment”).

In connection with the foregoing, the Board also approved corresponding amendments to the Company’s By-Laws. Article III, Section 1 was amended to provide for the annual election of Directors to terms expiring at the next annual meeting of shareholders beginning with the 2013 annual meeting. Article III, Section 2 was amended to provide that newly-created Board seats will continue to be allocated to the classes until the 2015 annual meeting, and Directors appointed to fill newly-created Board seats or vacancies will hold office for a term that coincides with the remaining term of the relevant class. Article III, Section 6 was amended to provide that Directors may be removed without cause, except that Directors serving the remainder of a three-year term may be removed only for cause, in each case in accordance with the specified vote requirement. The Amended and Restated By-Laws became effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State on May 10, 2012.

The foregoing description of the amendments to the Certificate of Incorporation and By-Laws is qualified in its entirety by reference to the Certificate of Amendment, filed as Appendix A to the Company’s proxy statement filed with the Commission on March 30, 2012, and the Amended and Restated By-Laws, filed herewith as Exhibit 3.3.

Restated Certificate of Incorporation

On May 10, 2012, the Company filed a Restated Certificate of Incorporation (the “Restated Certificate”) with the Delaware Secretary of State that restated and integrated, but did not further amend, the Certificate of Incorporation (as amended through the filing of the Certificate of Amendment). The foregoing description of the Restated Certificate is qualified in its entirety by reference to the text of the Restated Certificate, which is filed herewith as Exhibit 3.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2012 Annual Meeting on May 10, 2012.

(b) At the 2012 Annual Meeting, four proposals were submitted to the Company’s shareholders. The proposals are described in more detail in the Company’s proxy statement filed with the Commission on March 30, 2012. The final voting results were as follows:

Proposal 1

The Company’s shareholders elected the following Directors to serve for a term ending at the 2015 annual meeting or until their respective successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Stephen P. Holmes	122,449,768	2,560,280	9,762,421
Myra J. Biblowit	121,774,029	3,236,019	9,762,421
Pauline D.E. Richards	121,439,855	3,570,193	9,762,421

Proposal 2

The Company’s shareholders approved amendments to the Certificate of Incorporation to phase out the classification of the Company’s Board and provide for the annual election of Directors, as well as to revise certain related provisions of the Certificate of Incorporation.

Votes For	Votes Against	Abstain	Broker Non-Votes
124,948,804	46,143	15,101	9,762,421

Proposal 3

The Company’s shareholders approved, on an advisory basis, the compensation of our named executive officers in our proxy statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
121,713,438	2,279,543	1,017,067	9,762,421

Proposal 4

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstain
130,664,758	4,014,237	93,474

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment (incorporated by reference to the Company’s proxy statement filed with the Commission on March 30, 2012).

3.2	Restated Certificate of Incorporation (filed herewith).

3.3	Amended and Restated By-Laws (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

	By:	/s/ Nicola Rossi
Date: May 10, 2012		Nicola Rossi
Chief Accounting Officer